Exhibit 99.1

Colony NorthStar Credit Real Estate Announces Monthly Dividend for Common Stockholders

NEW YORK and LOS ANGELES, February 26, 2018 /PRNewswire/ – Colony NorthStar Credit Real Estate, Inc. (NYSE: CLNC) (“Colony NorthStar Credit” or the “Company”) today announced that the Company’s Board of Directors has declared its monthly cash dividend of $0.145 per share of class A and class B-3 common stock (the “Common Stock”) for the monthly period ended February 28, 2018. The Common Stock dividend will be paid on March 16, 2018, to stockholders of record on March 8, 2018. This dividend represents an annualized dividend of $1.74 per share of Common Stock.

About Colony NorthStar Credit Real Estate, Inc.

Colony NorthStar Credit (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE senior mortgage loans, mezzanine loans, preferred equity, debt securities and net leased properties predominantly in the United States. Colony NorthStar Credit is externally managed by a subsidiary of leading global real estate and investment management firm, Colony NorthStar, Inc. Colony NorthStar Credit is organized as a Maryland corporation that intends to elect to be taxed as a REIT for U.S. federal income tax purposes for its taxable year ending December 31, 2018. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Forward Looking Statement

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; the Company’s operating results may differ materially from the pro forma information presented in the Company’s Registration Statement on Form S-4; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony NorthStar, any adverse changes in the financial health or otherwise of its manager or Colony NorthStar could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s Registration Statement on Form S-4 (File No. 333-221685).

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony NorthStar Credit is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony NorthStar Credit does not intend to do so.

Investor Relations

Colony NorthStar Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400